EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Each of the undersigned hereby certifies, in his capacity as a member of the Benefits Administration Committee of the Dell Computer Corporation 401(k) Plan (the “Plan”), that (a) the Plan’s Annual Report on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of the Securities Exchange Act of 1934 and (b) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date:	June 30, 2003	/s/ DOMINICK J. DICOSIMO Dominick J. DiCosimo Benefits Administration Committee Member

Date:	June 30, 2003	/s/ BRIAN P. MACDONALD Brian P. MacDonald Benefits Administration Committee Member

Date:	June 30, 2003	/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr. Benefits Administration Committee Member

The foregoing written statement is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of this Form 11-K or as a separate disclosure document. A signed original of this written statement has been provided to Dell and will be retained by Dell and furnished to the Securities and Exchange Commission or its staff upon request.